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Exhibit 22 - Subsidiaries of the Registrant

                                          State or Other                          Name Business
 Name                                     Jurisdiction of Incorporation           Conducted Under
 ----                                     -----------------------------           --------------
 CFI Recycling, Inc.                      Delaware                                CFI Recycling

 Confibres AG                             Switzerland                             Inactive

 Plastofilm Industries, Inc.              Delaware                                Plastofilm



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